UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2019

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the items presented at Viacom Inc.’s (“Viacom” or the “Company”) Annual Meeting of Stockholders held on March 11, 2019, as certified by the Company’s independent inspector of election, are set forth below.

Holders of a majority of the aggregate voting power of the Viacom Class A Common Stock present (whether in person or by proxy) and entitled to vote at the Annual Meeting voted “for” each of the directors nominated pursuant to Item 1, and “for” Item 2.  Each of Item 1 and Item 2 was therefore approved pursuant to the Company’s Amended and Restated Bylaws.

A total of 48,787,136 shares of Class A Common Stock, representing approximately 98.69% of the Class A shares outstanding, were represented at the Annual Meeting.

1.	Election of Directors:
		For	Withheld	Broker Non-Votes
	Robert M. Bakish	46,897,242	173,145	1,716,749
	Cristiana Falcone Sorrell	46,901,640	168,747	1,716,749
	Thomas J. May	46,480,320	590,067	1,716,749
	Judith A. McHale	46,503,898	566,489	1,716,749
	Ronald L. Nelson	46,474,428	595,959	1,716,749
	Deborah Norville	46,374,647	695,740	1,716,749
	Charles E. Phillips, Jr.	46,506,080	564,307	1,716,749
	Shari Redstone	46,900,074	170,313	1,716,749
	Nicole Seligman	46,900,761	169,626	1,716,749

2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent auditor for fiscal year 2019:

	For	Against	Abstentions
	48,658,210	109,979	18,947

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Christa A. D’Alimonte
	Name:	Christa A. D’Alimonte
	Title:	Executive Vice President, General Counsel and Secretary

Date: March 13, 2019